Report of Independent Accountants



To the Board of Trustees and Unitholders of RSI Retirement Trust


In our opinion, the accompanying combined and individual statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Core Equity Fund, Value Equity
Fund, Emerging Growth Equity Fund, International
Equity Fund, Actively Managed Bond Fund,
Intermediate-Term Bond Fund and Short-Term
Investment Fund series of RSI Retirement Trust
(hereafter referred to as the Funds)at September 30, 2000 the results of each of their operations for the year then ended the changes in each of their net assets for each of the two years then ended, and the financial highlights for each of the five years presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as financial statements) are the responsibility of the Funds management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with accounting principles generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that out audits, which included confirmation of securities at September 30, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial statements for the year ended September 30, 1998, including the financial highlights for each of the three years in the period then ended, were audited by other independent accountants whose report dated October 30, 1998 expressed an unqualified opinion on those financial statements.

PricewaterhouseCoopers LLP


New York, New York
November 3, 2000